Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Transgenomic, Inc. and Subsidiary of our report dated March 14, 2013, relating to our audit of the consolidated financial statements of Transgenomic, Inc. and Subsidiary as of December 31, 2012 and for the years ended December 31, 2012 and 2011, included in the Annual Report on Form 10-K for the year ended December 31, 2013.

/s/ McGladrey LLP

Omaha, Nebraska

June 12, 2014